                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                       October 6, 1998  (September 30, 1998)
                       -------------------------------------
                  Date of Report (Date of Earliest Event Reported)


                         WAVETEK WANDEL & GOLTERMANN, INC.
                         ---------------------------------
               (Exact Name of Registrant As Specified In Its Charter)


                                      DELAWARE
                                      --------
           (State or Other Jurisdiction of Incorporation or Organization)


                333-32195                                 33-0457664
                ---------                                 ----------
       (Commission File Number)             (IRS Employer Identification No.)


                          11995 El Camino Real, Suite 301
                            San Diego, California 92130
                            ---------------------------
                 (Address of Principal Executive Offices)(Zip Code)


                                  (619) 793-2300
                                  --------------
                (Registrant's Telephone Number, including Area Code)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On September 30, 1998, Wavetek Wandel & Goltermann, Inc. (the "Registrant") and Wandel & Goltermann Management Holding GmbH, a German limited liability company ("WG"), consummated a transaction whereby the stockholders of WG contributed their capital interests to the Registrant in exchange for cash and shares of the Registrant's common stock. As a result of the transaction, WG became a wholly-owned subsidiary of the Registrant and the stockholders of WG received DM2 million and 8,317,464 newly-issued shares of the Registrant's common stock, which constitute 63% of the outstanding shares.

     At the effective time of such exchange, the Registrant filed a Restated Certificate of Incorporation which, among other things, changed the name of the Registrant from Wavetek Corporation to Wavetek Wandel & Goltermann, Inc. In addition, the Registrant amended its bylaws.

     The type and amount of consideration received by the WG stockholders was determined by arms-length negotiation between the parties, and the cash consideration was paid from general corporate funds. Prior to entering into the exchange transaction, there were no material relationships between the Registrant and WG or between any of their affiliates, directors, officers or associates of any such director or officer.

     The Registrant intends to continue to use the physical plant, property and equipment of WG for housing administrative offices, manufacturing and distribution in the same manner that was previously used by WG.

ITEM 4.  CHANGES IN REGISTRANT'S INDEPENDENT ACCOUNTANT.

     (a) On September 30, 1998, the Registrant and WG consummated a transaction whereby WG became a wholly-owned subsidiary of the Registrant and the stockholders of WG became stockholders of the Registrant. The Registrant has historically engaged Ernst & Young LLP as its independent accountant and WG has historically engaged Arthur Andersen LLP as its independent accountant.
Although WG became a subsidiary of the Registrant, the stockholders of WG received 63% of the outstanding common stock of the Registrant and therefore, for accounting purposes, WG is deemed to be the surviving company in the transaction and its historical financial statements became the historical financial statements of the consolidated company. Therefore, on October 2, 1998, the Board of Directors appointed Arthur Andersen LLP as the auditor for the financial statements of the Registrant for the fiscal year ended September 30, 1998.

          During the Registrant's past two fiscal years and the subsequent interim periods preceding the change in accountants, (i) the reports of Ernst & Young on the financial statements of the Registrant contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, (ii) there have been no disagreements with Ernst & Young LLP on any matter of accounting principles

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or practice, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their reports on the financial statements of the Registrant and (iii) there have been no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

          The Registrant has provided Ernst & Young LLP with a copy of the disclosure it is making in this Item 4. Ernst & Young LLP has furnished the Registrant with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this report.

     (b) During the Registrant's past two fiscal years and the subsequent interim periods preceding the change in accountants, neither the Registrant nor anyone on its behalf consulted Arthur Andersen on any issue.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.

     The Registrant hereby undertakes to file the financial statements required by this item no later than December 14, 1998.

     (b)  Pro Forma Financial Information.

     The Registrant hereby undertakes to file the financial information required by this item no later than December 14, 1998.

     (c)  Exhibits.


Number    Description
------    -----------
2.1       First Amendment, dated September 25, 1998, to the Exchange and Merger
          Agreement and Stockholders Agreement.

3.1       Restated Certificate of Incorporation.

3.2       Amendment to the Bylaws, dated September 30, 1998.

16.1      Letter from Ernst & Young LLP.


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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: October 6, 1998

                              WAVETEK WANDEL & GOLTERMANN, INC.


                              By:  /s/ Vickie L. Capps
                                   --------------------------------------------
                                   Name:  Vickie L. Capps
                                   Title:  Chief Financial Officer


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